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                                                             EXHIBIT (h)(34)(a)

May 1, 2006

Fidelity Distributors Corporation
82 Devonshire Street
Boston, MA 02109
Attention: FIIS Risk Management, L6A

Re: Payments under Amended and Restated Service Contract dated May 1, 2006
    ("Contract")

Ladies and Gentlemen:

We desire to pay all fees that we may receive under our Contract with you dated May 1, 2006 to our affiliate, The United States Life Insurance Company in the City of New York. For our internal administrative convenience, we hereby request that you direct payment of all future fees due to us under the Contract to The United States Life Insurance Company in the City of New York on our behalf. Such payments may be made as follows:

        The United States Life Insurance Company in the City of New York 2727-A Allen Parkway, 4-D1
        Houston, Texas 77019
        Attention:

We acknowledge and agree that your payments to The United States Life Insurance Company in the City of New York on our behalf in this manner will discharge your obligations to us under the Contract, and agree to release you and hold you harmless from any claims for payment under the Contract to the extent of such payments. We will of course continue to be responsible to perform all services and obligations which we are required to perform under the Contract, and will continue to assure that all services will be performed by appropriately licensed persons.

For our records, please acknowledge receipt of this letter by signing the accompanying copy in the space indicated below and returning it to us.

Sincerely,

AMERICAN GENERAL EQUITY SERVICES CORPORATION

By:
       -------------------------
Name:
Title:

                                                          Receipt Acknowledged:

                                              FIDELITY DISTRIBUTORS CORPORATION

                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

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                     AMENDED AND RESTATED SERVICE CONTRACT

With Respect to Service Class 2 shares of:

( ) Variable Insurance Products Fund - Money Market Portfolio
( ) Variable Insurance Products Fund - High Income Portfolio
( ) Variable Insurance Products Fund - Equity-Income Portfolio
( ) Variable Insurance Products Fund - Growth Portfolio
( ) Variable Insurance Products Fund - Overseas Portfolio
( ) Variable Insurance Products Fund II - Investment Grade Bond Portfolio
( ) Variable Insurance Products Fund II - Asset Manager Portfolio
( ) Variable Insurance Products Fund II - Contrafund Portfolio
( ) Variable Insurance Products Fund II - Index 500 Portfolio
( ) Variable Insurance Products Fund II - Asset Manager: Growth Portfolio
( ) Variable Insurance Products Fund III - Growth Opportunities Portfolio
( ) Variable Insurance Products Fund III - Balanced Portfolio
( ) Variable Insurance Products Fund III - Growth & Income Portfolio
( ) Variable Insurance Products Fund III - Mid Cap Portfolio
( ) Variable Insurance Products Fund IV - Freedom 2020 Portfolio
( ) Variable Insurance Products Fund IV - Freedom 2025 Portfolio
( ) Variable Insurance Products Fund IV - Freedom 2030 Portfolio

To Fidelity Distributors Corporation:

We desire to enter into an Amended and Restated Service Contract ("Contract") with you for activities in connection with (i) the distribution of shares of the funds noted above (the "Funds") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and for which you are the agent for the continuous distribution of shares, and (ii) the servicing of holders of shares of the Funds and existing and prospective holders of Variable Products (as defined below). The previous Service Contract, effective October 1, 2000, between American General Securities Incorporated and Fidelity Distributors Corporation is hereby amended and restated in its entirety as follows.

The terms and conditions of this Contract are as follows:

1. We shall provide distribution and certain shareholder services for our clients who own or are considering the purchase of variable annuity contracts or variable life insurance policies for which shares of the Funds are available as underlying investment options ("Variable Products"), which services may include, without limitation, answering questions about the Funds from owners of Variable Products; receiving and answering correspondence (including requests for prospectuses and statements of additional information for the Funds); performing sub-accounting with respect to Variable Products' values allocated to the Funds; preparing, printing and distributing reports of values to owners of Variable Products who have contract values allocated to the Funds; printing and distributing prospectuses, statements of additional information, any supplements to prospectuses and statements of additional information, and shareholder reports; preparing, printing and distributing marketing materials for Variable Products; assisting customers in completing applications for Variable Products and selecting underlying mutual fund investment options; preparing, printing and distributing subaccount performance figures for subaccounts investing in Fund shares; and providing other reasonable assistance in connection with the distribution of Fund shares to insurers.

2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for us to provide information and services to existing and prospective owners of Variable Products, and to assist you in providing services with respect to Variable Products.

3. We agree to indemnify and hold you, the Funds, and the agents and affiliates of each, harmless from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by us or our officers, employees or agents regarding the purchase, redemption, transfer or registration of Fund shares that underlie Variable Products of our clients. Such indemnification shall survive the termination of this Contract.

Neither we nor any of our officers, employees or agents are authorized to make any representation concerning Fund shares except those contained in the registration statement or prospectus for the Fund shares, as such registration

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statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by you, except with the permission of the Fund or you or the designee of either.

4. In consideration of the services and facilities described herein, we shall be entitled to receive, and you shall pay or cause to be paid to us, fees at an annual rate as set forth on the accompanying fee schedule. We understand that the payment of such fees has been authorized pursuant to, and shall be paid in accordance with, a Distribution and Service Plan approved by the Board of Trustees of the applicable Fund, by those Trustees who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Distribution and Service Plan or in any agreements related to the Distribution and Service Plan ("Qualified Trustees"), and by shareholders of such class; and that such fees are subject to change during the term of this Contract and shall be paid only so long as this Contract is in effect. We also understand and agree that, notwithstanding anything to the contrary, if at any time payment of all such fees would, in your reasonable determination, conflict with the limitations on sales or service charges set forth in Section 2830(d) of the NASD Conduct Rules, then such fees shall not be paid; provided that in such event each Fund's Board of Trustees may, but is not required to, establish procedures to pay such fees, or a portion thereof, in such manner and amount as they shall deem appropriate.

5. We agree to conduct our activities in accordance with any applicable federal or state laws and regulations, including securities laws and any obligation thereunder to disclose to our clients the receipt of fees in connection with their investment in Variable Products.

6. This Contract shall continue in force for one year from the effective date (see below), and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically subject to termination without penalty at any time if a majority of each Fund's Qualified Trustees or a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable class vote to terminate or not to continue the Distribution and Service Plan. Either of us also may cancel this Contract without penalty upon telephonic or written notice to the other; and upon telephonic or written notice to us, you may also amend or change any provision of this Contract. This Contract will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

7. All communications to you shall be sent to you at your offices, 82 Devonshire Street, Boston, MA 02109. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown in this Contract.

8. This Contract shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

Very truly yours,

By:
       -------------------------
Name:
Title:
Qualified Recipient: AMERICAN GENERAL EQUITY SERVICES CORPORATION

An affiliate of:     THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF
                     NEW YORK

 830 Third Avenue
-------------------------
Street
 New York, New York 10022
-------------------------
City    State    Zip Code

Effective Date: May 1, 2006

FIDELITY DISTRIBUTORS CORPORATION

By:
       -------------------------
Name:
Title:

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                   FEE SCHEDULE FOR QUALIFIED RECIPIENTS OF

Variable Insurance Products Fund - Money Market Portfolio
Variable Insurance Products Fund - High Income Portfolio
Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Investment Grade Bond Portfolio Variable Insurance Products Fund II - Asset Manager Portfolio Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Index 500 Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio Variable Insurance Products Fund III - Growth Opportunities Portfolio Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio Variable Insurance Products Fund III - Mid Cap Portfolio
Variable Insurance Products Fund IV - Freedom 2020 Portfolio
Variable Insurance Products Fund IV - Freedom 2025 Portfolio
Variable Insurance Products Fund IV - Freedom 2030 Portfolio

   (1) Those who have signed the Amended and Restated Service Contract ("Contract") and who render distribution, administrative support and recordkeeping services as described in paragraph 1 of the Contract will hereafter be referred to as "Qualified Recipients."

   (2) A Qualified Recipient providing services pursuant to the Contract will be paid a monthly fee at an annualized rate of ______ basis points of the average aggregate net assets of its clients invested in Service Class 2 shares of the Funds listed above.

   (3) In addition, a Qualified Recipient providing services pursuant to the Contract will be paid a quarterly fee at an annualized rate of ______ basis points of the average aggregate net assets of its clients invested in Service Class 2 shares of the Funds listed above, excluding the Money Market and Index 500 Portfolios. In order to be assured of receiving full payment under this paragraph (3) for a given calendar quarter, a Qualified Recipient must have insurance company clients with a minimum of ______ of average net assets in the aggregate in the Funds listed below. For any calendar quarter during which assets in these Funds are in the aggregate less than ______, the amount of qualifying assets may be considered to be zero for the purpose of computing the payments due under this paragraph (3), and the payments under this paragraph
(3) may be reduced or eliminated.

Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Asset Manager Portfolio
Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio Variable Insurance Products Fund III - Growth Opportunities Portfolio Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio
Variable Insurance Products Fund III - Mid Cap Portfolio
Variable Insurance Products Fund IV - Freedom 2020 Portfolio
Variable Insurance Products Fund IV - Freedom 2025 Portfolio
Variable Insurance Products Fund IV - Freedom 2030 Portfolio